Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-292064) on Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of FirstSun Capital Bancorp of our report dated March 6, 2026, with respect to the consolidated financial statements of FirstSun Capital Bancorp included in its Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Crowe LLP

Crowe LLP

Louisville, Kentucky

April 1, 2026